Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Pre-Effective Amendment
No. 1 to Registration Statement No. 333-121600 of OMI Corporation on Form S-3 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus, which is part of this Registration Statement.


                                            /s/ Deloitte & Touche LLP
                                            -------------------------
                                            Deloitte & Touche LLP
                                            New York, New York


                                            January 11, 2005